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                                                     EXHIBIT 23.1


                 CONSENT OF INDEPENDENT ACCOUNTANT



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 25, 1998 relating to the consolidated financial statements, which appears in Southern Union Company's Annual Report on Form 10-K for the year ended June 30, 1998.



PricewaterhouseCoopers LLP


Austin, Texas
May 27, 1999